Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports Second Quarter Fiscal 2025 Results and Announces CEO Transition

BROOKFIELD, Conn. May 28, 2025 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its second quarter of fiscal year 2025 ended May 4, 2025 and also announced that Dr. Frank Lee has informed Photronics of his plans to retire in the next year or two. In order to prepare for this transition, effective immediately, Dr. Lee has stepped down from his role as CEO of Photronics, but will continue to focus on the company’s Asia operations and will remain Chairman and President of Photronics’ PDMC subsidiary in Taiwan, while also remaining on the Photronics Board of Directors. Mr. George Macricostas will immediately assume the role of Chief Executive Officer of Photronics, Inc. while remaining Chairman of the Board.

“I would like to thank Frank for leading Photronics over the past three years as CEO,” said Mr. Macricostas. “For nearly twenty years he led and grew Photronics business in Asia including years of strong execution driving significant, profitable revenue growth. I look forward to working with Frank as he continues to manage the Asia operations until his retirement.”

Commenting on the second-quarter performance, Dr. Lee said, “Our business in Asia continued to perform at a strong level and I am extremely proud of what we continue to accomplish. Node migration remains a positive driver of our IC business at both the high end and the higher end of mainstream. Strategically, we took an aggressive approach to return cash to our shareholders during the quarter, repurchasing $72 million of our stock as an endorsement of our long-term business model.”

Second Quarter Fiscal 2025 Results

•	Revenue was $211.0 million, down 3% year-over-year and 1% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $8.9 million, or $0.15 per diluted share, compared with $36.3 million, or $0.58 per diluted share, in the second quarter of 2024 and $42.9 million, or $0.68 per diluted share, in the first quarter of 2025.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $24.3 million, or $0.40 per diluted share, compared with $28.7 million, or $0.46 per diluted share in the second quarter of 2024 and $32.4 million, or $0.52 per diluted share, in the first quarter of 2025.

•	IC revenue was $155.9 million, down 3% year-over-year and up 1% sequentially.
•	FPD revenue was $55.1 million, down 2% from the same quarter last year and 5% sequentially.

•
Cash generated from operating activities was $31.5 million, cash invested in organic growth through capital expenditures was $60.5 million, and cash returned to shareholders through share repurchases was $72.1 million.

•	Cash, cash equivalents and short-term investments at the end of the quarter was $558.4 million.

Third Quarter Fiscal 2025 Guidance

For the third quarter of fiscal 2025, Photronics expects Revenue to be between $200 million and $208 million and non-GAAP Net income attributable to Photronics, Inc. shareholders to be between $0.35 and $0.41 per diluted share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on May 28, 2025.  The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click here. It is suggested that participants register fifteen minutes prior to the call's scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 55 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to our Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share are "non-GAAP financial measures" as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statement of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Six Months Ended
	May 4,	February 2,	April 28,	May 4,	April 28,
	2025	2025	2024	2025	2024

Revenue	$210,992	$212,138	$217,000	$423,130	$433,334

Cost of goods sold	133,086	136,603	137,749	269,689	274,828

Gross Profit	77,906	75,535	79,251	153,441	158,506
Gross margin %	36.9%	35.6%	36.5%	36.3%	36.6%

Operating Expenses:

Selling, general and administrative	18,099	19,101	18,996	37,201	37,317

Research and development	4,090	4,257	4,292	8,346	7,736

Total Operating Expenses	22,189	23,358	23,288	45,547	45,053

Other operating gain	-	-	89	-	89

Operating Income	55,717	52,177	56,052	107,894	113,542
Operating Margin	26.4%	24.6%	25.8%	25.5%	26.2%

Non-operating (loss) income, net	(25,786)	24,981	20,534	(805)	16,786

Income Before Income Tax Provision	29,931	77,158	76,586	107,089	130,328

Income tax provision	5,714	18,901	20,214	24,615	34,874

Net Income	24,217	58,257	56,372	82,474	95,454

Net income attributable to noncontrolling interests	15,356	15,406	20,121	30,762	33,023

Net income attributable to Photronics, Inc. shareholders	$8,861	$42,851	$36,251	$51,712	$62,431

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.15	$0.69	$0.59	$0.84	$1.01

Diluted	$0.15	$0.68	$0.58	$0.84	$1.00

Weighted-average number of common shares outstanding:

Basic	60,793	62,093	61,771	61,443	61,613

Diluted	60,974	62,661	62,409	61,817	62,346

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	May 4,	October 31,
	2025	2024
Assets

Current assets:
Cash and cash equivalents	$530,708	$598,485
Short-term investments	27,699	42,184
Accounts receivable	195,977	200,830
Inventories	61,201	56,527
Other current assets	40,221	33,036

Total current assets	855,806	931,062

Property, plant and equipment, net	807,558	745,257
Other assets	39,668	35,740

Total assets	$1,703,032	$1,712,059

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$11	$17,972
Accounts payable and accrued liabilities	166,772	165,839

Total current liabilities	166,783	183,811

Long-term debt	19	25
Other liabilities	39,461	47,464

Equity:
Photronics, Inc. shareholders' equity	1,100,920	1,120,864
Noncontrolling interests	395,849	359,895
Total equity	1,496,769	1,480,759

Total liabilities and equity	$1,703,032	$1,712,059

PHOTRONICS, INC.
 Condensed Consolidated Statements of Cash Flows
 (in thousands)
(Unaudited)

	Six Months Ended
	May 4,	April 28,
	2025	2024

Cash flows from operating activities:
Net income	$82,474	$95,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,386	41,487
Share-based compensation	6,710	6,499
Changes in operating assets, liabilities and other	(19,651)	(25,446)

Net cash provided by operating activities	109,919	117,994

Cash flows from investing activities:
Purchases of property, plant and equipment	(95,749)	(63,311)
Purchases of short-term investments	(27,689)	(66,040)
Proceeds from maturities of short-term investments	41,482	13,234
Government incentives	1,166	1,419
Other	(57)	(6)

Net cash used in investing activities	(80,847)	(114,704)

Cash flows from financing activities:
Repayments of debt	(17,966)	(2,844)
Common stock repurchases	(76,682)	-
Proceeds from share-based arrangements	1,583	1,055
Net settlements of restricted stock awards	(2,007)	(2,938)

Net cash used in financing activities	(95,072)	(4,727)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(1,697)	(3,839)

Net decrease in cash, cash equivalents, and restricted cash	(67,697)	(5,276)
Cash, cash equivalents, and restricted cash, beginning of period	601,243	501,867

Cash, cash equivalents, and restricted cash, end of period	$533,546	$496,591

PHOTRONICS, INC.
Reconciliation of GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders to Non-GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	May 4,	February 2,	April 28,
	2025	2025	2024

GAAP Net income attributable to Photronics, Inc. shareholders	$8,861	$42,851	$36,251
FX (gain) loss	31,111	(18,443)	(14,766)
Estimated tax effects of FX (gain) loss	(8,337)	5,152	3,743
Estimated noncontrolling interest effects of above	(7,376)	2,823	3,489
Non-GAAP Net income attributable to Photronics, Inc. shareholders	$24,259	$32,383	$28,717

Weighted-average number of common shares outstanding - Diluted	60,974	62,661	62,409

GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.15	$0.68	$0.58
Effects of non-GAAP adjustments above	0.25	(0.16)	(0.12)
Non-GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.40	$0.52	$0.46